Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161815

Prospectus Supplement
(To Prospectus dated October 15, 2009)

3,000,000 Shares

Sonic Solutions

Common Stock

Sonic Solutions is offering 3,000,000 shares of common stock with this prospectus supplement and the accompanying prospectus. We will receive all of the net proceeds from the sale of our common stock.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “SNIC.” On December 16, 2009, the last reported sale price of our common stock on the Nasdaq Global Select Market was $9.69 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Offering Price	$9.70	$29,100,000
Discounts and commissions to underwriters	$0.5335	$1,600,500
Offering proceeds to us, before expenses	$9.1665	$27,499,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the right to purchase up to 450,000 additional shares of common stock to cover any over-allotments. The underwriters can exercise this right at any time within 30 days after the offering.

The underwriters expect to deliver the shares of common stock to investors on or about December 22, 2009.

Sole Book-Running Manager
William Blair & Company

Canaccord Adams

December 16, 2009

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference herein. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate as of their respective dates only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Information contained in our websites does not constitute part of this prospectus supplement or the accompanying prospectus.

Sonic Solutions, our logo and other trademarks mentioned in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

TABLE OF CONTENTS

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-23 of this prospectus supplement and page 16 of the accompanying prospectus.

Unless the context requires otherwise, references to “Sonic Solutions”, “we”, “our”, or “us” in this prospectus supplement refer to Sonic Solutions, a California corporation. References to “fiscal year” refer to our fiscal year ending on March 31 of the designated year. For example, “fiscal year 2009” refers to the fiscal year ended March 31, 2009. Other references to “years” mean calendar years.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus supplement as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus supplement as the Exchange Act. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements that we make in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements regarding:

•	the markets for our products and services;

•	macroeconomic conditions;

•	consumer and business spending;

•	estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

•	our competitive position;

•	continued popularity of the DVD format;

•	growing popularity of the Blu-ray Disc format;

•	the market for digital distribution of premium content;

•	the impact of restructuring plans;

•	our liquidity and capital needs;

•	our gross margins;

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•	our operating expenses;

•	our significant customers, major distributors and key suppliers;

•	our content licensing;

•	the impact of our pricing strategies;

•	our acquisitions and integration of related assets, business, personnel and systems;

•	our international operations;

•	litigation or patent prosecution; intellectual property claims; and

•	changes in effective tax rates.

Although these forward-looking statements reflect the good faith judgment of management based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors may include, but are not limited to the matters described in the section “Risk Factors” above.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. The risk factors identified below and others not yet known may cause our actual results to differ materially from any forward-looking statement. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the relevant document incorporated by reference into this prospectus supplement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this prospectus supplement, or the date of the applicable document, other than as may be required by applicable law or regulation. You are urged to carefully review and consider the various disclosures that we make in our reports filed with the Securities and Exchange Commission (“SEC”), and that are incorporated by reference into this prospectus supplement, which advise interested parties of the risks and other factors that may affect our business, financial condition, results of operation and cash flows.

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SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the shares of our common stock. You should read this prospectus supplement and the accompanying prospectus, including “Risk Factors” and the information we incorporate by reference, carefully to understand fully the terms of this offering as well as other considerations that are important to you in making a decision to invest in the shares. This prospectus supplement also includes forward-looking statements that involve risks and uncertainties.

Sonic Solutions

General

Sonic Solutions is a leading developer of products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms. Our products and services are used to accomplish a wide variety of tasks, including creating and distributing digital audio and video content in a variety of formats; renting, purchasing and viewing Hollywood movies and other premium content; producing digital media photo and video shows for sharing online and via television, personal computers (“PCs”) and consumer electronics (“CE”) devices; recording and playback of digital content on DVD, Blu-ray Disc (“BD”), other storage media and portable devices; managing digital media on PCs and CE devices; and backing up and preserving digital information, both to local storage devices and on the Internet.

Our products and services offer innovative technologies to consumers, original equipment manufacturers (“OEMs”), enterprises, high-end professional DVD authoring experts and developers. We distribute our products and services through retailers and distributors, PC and CE OEMs, Internet websites including www.roxio.com, www.cinemanow.com and other channels. We also license core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services. Sonic software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.

Recent Trends

Due to the proliferation of computer technology, broadband Internet connectivity and personal electronic devices of all kinds, digital media content is now everywhere. Our products and services enable people to create, manage, view and distribute premium and personal digital content, allowing them to organize and share their digital lives and memories in new and innovative ways. Our strategy is to utilize our technology, expertise and competitive positioning to deliver exciting products and services to enhance the value of digital media in people’s lives, capitalizing on evolving trends in the technology industry, including:

•
Growth of Digital Distribution of Premium Content – Content owners, such as Hollywood studios, are increasingly offering sell-through and rental of movies and other premium content through digital distribution. Simultaneously, a growing number of consumers are enjoying and taking advantage of the benefits of digital distribution of premium content. As more Internet-enabled electronic devices offer delivery of premium content, the rate of consumer adoption and number of title offerings should continue to increase.

•
Optical Disc Playback Evolution – Optical disc technologies have enjoyed tremendous growth and extremely widespread consumer adoption. For example, DVD playback units (including set-top players, game consoles and PCs) have been one of the fastest growing consumer technologies in history, and multiple DVD players are now present in many U.S. households. Also, as new operating systems, such as Windows 7, are introduced, consumers are offered new tools for editing, formatting and burning digital media, and there are opportunities for software vendors such as us to provide products that are complementary to the new operating systems. Additionally, sales of BD units and players have been growing at a rate comparable to that of standard definition DVD during the equivalent time periods in its life cycle, implying that BD is positioned to grow substantially over the next several years.

•
Digital Phone, Portable and Gaming Devices – Consumer use of mobile phones, gaming consoles and portable CE devices, particularly those with high-end digital media capabilities, continues to increase worldwide. The growing popularity of portable devices leads to greater demand for software products and services, such as those offered by us, that provide digital media management and functionality.

•
Growth of Online Social Networks – Online social networks, such as Facebook and MySpace, increasingly feature personal digital photo, video and audio content, and these networks function as distribution platforms for sharing and enjoying digital media content. The rising popularity of these networks and their platforms creates an increased demand for products and services that can capture, create, edit and manage digital media.

During fiscal year 2009, we acquired the assets of Simple Star, Inc., a software products and online service provider, and the assets of CinemaNow, Inc., a privately held online entertainment provider. The addition of Simple Star assets allows us to further our initiative to embrace web services as an important part of our consumer business, while the addition of the CinemaNow assets helps expand our products and services across the entire premium entertainment supply chain, from creation to distribution to consumption. We continue to increase the number of premium content titles available for rental and sell-through as well as titles that are enabled for DVD burning, and we continue to expand the number of CinemaNow relationships we have with PC and CE OEMs and retail partners.

Recent Developments

In September 2009, pursuant to a two-year strategic relationship entered into in January 2009, we provide Blockbuster’s movie service across a range of new home and mobile electronic devices. In October 2009, we also entered into a multi-year strategic relationship with Best Buy to provide Best Buy customers with on-demand movie and entertainment service powered by CinemaNow, making on-demand digital content delivery a standard feature on connected CE devices sold throughout U.S. Best Buy retail stores and BestBuy.com. We also issued to Best Buy a five year warrant to purchase 668,711 shares of our common stock at an exercise price of $4.98 per share (the closing price of our common stock on the date of the warrant’s issuance). While the accounting treatment for the warrant has not been finalized, we anticipate that the fair value of the warrant at the time of grant will be recognized as an expense or as an offset to revenue from Best Buy over the two-year vesting period of the warrant based on the number of shares that can be acquired upon exercise of the warrant.

Strategic Objectives

Our strategic objectives are to be the leading developer of products and services that enable the creation, management, and viewing of digital media content across a wide variety of technology platforms, as well as the market leader in offering consumers premium content for those multiple platforms. The key elements of our strategic objectives include:

Enable Consumers to Buy and Play Premium Content Anywhere and at Anytime. We believe that digital distribution of premium content will grow substantially over the next few years, and that ultimately industry revenue from the digital distribution of premium content may surpass revenue from the sale and rental of premium content on optical media such as DVD and BD. As digital content continues to expand and evolve, we intend to make our products and services available through an increasing range of platforms, devices and partners, with the goal that our technology will become a standard of compatibility and a common point of interaction for consumers who want to view Hollywood movies and other premium digital content anywhere and at anytime.

Develop and strengthen Roxio-branded products and services. We seek to build on the brand strength of our Roxio products and services by strengthening our relationships with OEMs and retail partners, while deepening our relationship with consumers by adding new products and services. We continue to enhance our Web-based offerings, add innovative solutions to our consumer product portfolio and extend the reach of the Roxio brand to new online users.

Improve Operational Efficiencies and Cash Flow Performance. Management continues to focus on aligning our cost structure and business initiatives to achieve operational efficiencies and improve cash flow through revenue growth and cost management.

Our principal executive office is located at 7250 Redwood Blvd., Suite 300 Novato, CA 94945, telephone (415) 893-8000. We maintain a website at www.sonic.com. The information on our websites is not part of this prospectus supplement nor is it incorporated by reference.

The Offering

Common stock we are offering:	3,000,000 shares of common stock

Common stock to be outstanding after the offering:	29,743,539 shares of common stock

Net proceeds:
We estimate that our net proceeds from the sale by us of shares of our common stock will be approximately $27,174,500 (or approximately $31,299,425 if the underwriters exercise their overallotment option in full), after deducting the underwriting discount and estimated offering expenses.

Use of proceeds:	We expect to use the net proceeds from the sale of the shares of common stock for general corporate purposes. See “Use of Proceeds.”

Nasdaq Global Select Market symbol:	SNIC

The number of shares of common stock to be outstanding immediately after this offering is based on 26,743,539 shares outstanding as of September 30, 2009. Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement excludes:

•	450,000 shares of our common stock issuable pursuant to the underwriters’ option to purchase additional shares;

•
668,711 shares of our common stock issuable upon the exercise of a warrant issued on October 29, 2009 at an exercise price of $4.98 per share, generally exercisable (i) 334,356 shares on or after October 29, 2009, (ii) 167,178 shares on and after October 29, 2010, and (iii) 167,177 shares on and after October 29, 2011, and with an expiration date, subject to certain exceptions, of October 29, 2014;

•	5,427,943 shares of our common stock issuable upon the exercise of stock options and restricted stock units outstanding under our equity compensation plans as of September 30, 2009; and

•	3,500,652 shares of our common stock issuable upon the exercise of stock options and restricted stock units available to be granted under our equity compensation plans as of September 30, 2009.

The number of shares outstanding also does not take into account issuances of shares upon exercise of outstanding options or grants of stock options or restricted stock units after September 30, 2009.

RISK FACTORS

Investing in our common stock involves risks, including the risks described below that are specific to the shares of common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to Our Business

Adverse global economic conditions may continue to negatively affect our business, results of operations, and financial condition.

Current adverse global economic conditions have had, and may continue to have, a negative impact on consumers and limit their ability and inclination to spend on leisure and entertainment related products and services. If demand for our products and services further decreases, as a result of economic conditions or otherwise, our financial condition would be adversely impacted.

The recent financial downturn has and could continue to negatively affect our business, results of operations, and financial condition.

The recent global economic downturn has resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in fixed income, credit and equity markets. There could be a number of follow-on effects from the credit crisis on our business, including insolvency of key suppliers resulting in product delays; inability of customers to obtain credit to finance purchases of our products, and increased expense or inability to obtain financing for our operations.

We were not profitable in fiscal years 2009 or 2008 or the six months ended September 30, 2009, and there can be no assurance that we will generate net income in subsequent periods.

We experienced net losses of $118.1 million, $5.5 million and $2.0 million for fiscal years 2009 and 2008 and the six months ended September 30, 2009, respectively. There can be no assurance that we will be cash flow positive or generate net income in fiscal year 2010 or future years.

Rapid changes in technology and consumer preferences may adversely affect our operating results.

The market for our products and services is characterized by rapid changes in technology. We may not accurately predict customer or business partner behavior and may not recognize or respond to emerging trends, changing preferences or competitive factors, and, therefore, we may fail to make accurate financial forecasts. Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control. These factors include:

•	fluctuations in demand for, and sales of, our products and services;

•	introduction of new products and services by us or our competitors;

•	competitive pressures that result in pricing fluctuations;

•	variations in the timing of orders for and shipments of our products;

•	changes in the mix of products and services that we sell and the resulting impact on our gross margins;

•	changes in the terms of our licensing, distribution and other agreements;

•	costs associated with litigation and intellectual property claims; and

•	economic conditions as noted above in these risks.

Our operating expenses are based on our current expectations of our future revenues and are relatively fixed in the short term. Customer purchasing behavior can be difficult to forecast, and if we have lower revenues than expected, we may not be able to quickly reduce our expenses in response. As a consequence, our operating results for a particular quarter could be adversely impacted, and this could, in turn, negatively affect the market price of our common stock.

We must develop and introduce new and enhanced products and services in a timely manner to remain competitive.

To compete successfully in the markets in which we operate, we must develop and sell new or enhanced products and services that provide increasingly higher levels of performance and reliability. As new industry standards, technologies and formats are introduced, there may be limited sources for the intellectual property rights and background technologies necessary for implementation, and the initial prices that we may negotiate in an effort to bring our products and services to market may prove to be higher than those ultimately offered to other licensees, putting us at a competitive disadvantage. Further, if new formats and technologies prove to be unsuccessful or are not accepted for any reason, there may be limited demand for our products or services. The products and services that we are currently developing or intend to develop may not achieve feasibility or be accepted by the market, and if we are unable to recover the costs associated with our research and development activities, it may adversely impact our business, financial condition and results of operations.

We rely on distributors, resellers and retailers to sell our products, and disruptions to these channels would affect adversely our ability to generate revenues from the sale of our products.

We sell our retail consumer software to end-users via retail channels through our network of distributors and resellers, and rely on two distributors for a significant portion of sales. Any decrease in revenue from these distributors or the loss of one of these distributors and our inability to find a satisfactory replacement in a timely manner could negatively impact our operating results.

Moreover, our failure to maintain favorable arrangements with our distributors and resellers may adversely impact our business. For example, our distributors and resellers and the retailers who sell our software to the public also sell products offered by our competitors. If our competitors offer our distributors, resellers or retailers more favorable terms, those distributors, resellers or retailers may de-emphasize, fail to recommend or decline to carry our products. If our distributors, resellers or retailers attempt to reduce their levels of inventory or if they do not maintain sufficient levels to meet customer demand, our sales could be impacted negatively. Further, if we reduce the prices of our products, we may have to compensate our distributors, resellers or retailers for the difference between the higher price they paid to buy their inventory and the new lower prices of our products. In addition, we are exposed to the risk of product returns from distributors, resellers or retailers through their exercise of contractual return rights. If direct sales to customers through our web-based channels increase, our distributors, resellers and retailers may suffer decreased sales as a consequence. These changes may cause our distributors, resellers or retailers to cease distribution of our products or seek more favorable terms, either of which could seriously harm our business.

Because our products are designed to comply with industry standards, to the extent we cannot distinguish our products from those produced by our competitors, our current distributors and customers may choose alternate products or choose to purchase products from multiple vendors.

We cannot provide any assurance that the industry standards on which we develop new products will allow us to compete effectively with companies possessing greater financial and technological resources than we have to market, promote and exploit sales opportunities as they arise in the future. Products that are designed to comply with standards may be viewed as interchangeable commodities by our customers. We may be unable to compete effectively if we cannot produce products more quickly or at lower cost than our competitors. Further, any new products developed may not be introduced in a timely manner or in advance of our competitors’ products and may not achieve the broad market acceptance necessary to generate significant revenues.

Our business depends on sales of consumer products and services, which subject us to risks relating to, among other things, changing consumer demands and increased competition.

Our business depends on sales of consumer products and services, subjecting us to risks associated with changing consumer demands and extensive competition. Our ability to succeed in consumer markets depends upon our ability to enhance our existing offerings, introduce new competitive products and services, and minimize the impact of sudden price decreases. We sell our consumer products through bundling arrangements with OEM customers, through our web store, and through physical and web-based retail channels. We may not have the resources or expertise to continue to develop and exploit these distribution channels effectively. Additionally, some of our non-OEM revenue opportunities are fragmented and take more time and effort to establish and maintain. Also, some of our competitors have well established retail distribution capabilities and existing brands with market acceptance that provide them with a significant competitive advantage. If we are not successful in overcoming these challenges, our business and results of operations may be harmed.

Because a large portion of our revenue is from OEM customers, sales of our products is tied to OEM product sales.

A substantial portion of our revenue is derived from sales through OEM customers who bundle copies of our software with their products. Temporary fluctuations in the pricing and availability of the OEM customers’ products could negatively impact sales of our products, which could in turn harm our business, financial condition and results of operations. Moreover, sales of our OEM products depend in large part on consumer acceptance and purchase of DVD players, BD players, DVD recorders, television sets and other digital media devices marketed by our OEM customers in PCs, CE devices, or on a stand-alone basis. Consumer acceptance of these digital media devices depends significantly on the price and ease of use of these devices, among other factors. If the demand for these devices is impaired, our OEM sales will suffer a corresponding decline.

We sell products to OEMs pursuant to individual supplements or other attachments to standard terms and conditions we have negotiated with each of these customers. These terms and conditions include provisions relating to the delivery of our products, the customer’s distribution of these products, representations by us with respect to the quality of the products and our ownership of the products, our obligations to comply with law, confidentiality obligations, and indemnifications by us if we breach our representations or obligations. The agreements are non-exclusive and do not contain any minimum purchase obligations or similar commitments. The underlying agreements generally renew for one year periods, subject to annual termination by either party or termination for breach and, in certain cases, the ability to terminate without cause with no or short notice. Under each agreement, the customer has the sole discretion to decide whether to purchase any of our products. Although we have maintained relationships with many of our OEMs for many years, if an OEM agreement with a major customer were terminated and we were unable to replace such relationship, our business and results of operations would suffer.

In addition, we rely on reports prepared by OEM customers to determine the results of our sales of products through these OEM customers. If the OEM customers prepare inaccurate or substandard sales reports, we may be required to take corrective actions, including auditing current and prior reports. Such corrective actions may result in a negative impact on our business or our reported results.

Changes in requirements or business models of our OEM customers may affect negatively our financial results.

OEM customers can be quite demanding with respect to the features they demand in software products they bundle, quality and testing requirements, and economic terms. Because there are a relatively small number of significant OEM customers, if they demand reduced prices for our products, we may not be in a position to refuse such demands, which would adversely impact our revenues and results of operations. If particular OEMs demand certain products or product features that we are unable to deliver, or if they impose higher quality requirements than we are able to satisfy, we could lose those relationships, which would adversely impact our revenues and results of operations. Also, if our competitors offer our OEM customers more favorable terms than we do or if our competitors are able to take advantage of their existing relationships with these OEMs, then these OEMs may not include our software with their products. Our business will suffer if we are unable to maintain or expand our relationships with OEMs.

We depend on a limited number of customers for a significant portion of our revenue, and the loss of one or more of these customers could materially harm our operating results, business and financial condition.

During the fiscal year ended March 31, 2009, approximately 14% and 11% of our net revenue was derived from revenue received from various OEM divisions of Dell and Hewlett-Packard, respectively, and approximately 6% and 16% of our net revenue for fiscal year 2009 was derived from revenue received from our two largest distributors, Ingram and Navarre, respectively. In addition, during fiscal year 2009 and the six months ended September 30, 2009, approximately 22% of our net revenue was derived from online web store revenue received through Digital River. During the six months ended September 30, 2009, approximately 15% and 12% of our net revenue was derived from revenue received from Dell and Hewlett-Packard, respectively, and approximately 22% was derived from Navarre. We anticipate that the relationships with Dell, Hewlett-Packard, Navarre, Digital River and, to a lesser extent, Ingram, will continue to account for a significant portion of our revenue in the future. Any adverse changes in our relationships with any of these companies could seriously harm our operating results, business, and financial condition if we were unable to replace that relationship.

Our web-based revenue is vulnerable to third party operational problems and other risks.

We make our products and services available through web-based retail sites operated by third party resellers. Under these arrangements, our reseller partners typically utilize co-branded sites, provide the infrastructure to handle purchase transactions through their secure web sites, and deliver the product (whether via web download or physical fulfillment). Our web store operations are subject to numerous risks, including unanticipated operating problems, reliance on third party computer hardware and software providers, system failures and the need to invest in additional computer systems, diversion of sales from other channels, rapid technological change, liability for online content, credit card fraud, and issues relating to the use and protection of customer information. We rely on the third party resellers who operate these web stores for their smooth operation. Any interruption of these web stores could have a negative effect on our business. If our web store resellers were to withdraw from this business or change their terms of service in ways that were unfavorable to us, there might not be a ready alternative outsourcing organization available to us, and we might be unprepared to assume operation of the web stores. If any of these events occurs, our results of operations would be harmed.

Changes in our product and service offerings could cause us to defer the recognition of revenue, which could harm our operating results and adversely impact our ability to forecast revenue.

Our products contain advanced features and functionality that may require us to provide increased levels of end user support, and our services require us to continue to provide various benefits during the applicable service terms. To the extent that we offer a greater degree of end-user support and ongoing services, we may be required to defer a greater percentage of our revenues into future periods, which could harm our short-term operating results.

Our reliance on a limited number of suppliers for our manufacturing makes us vulnerable to supplier operational problems.

We outsource the manufacturing of our consumer software products primarily to HP Software Publishing. HP Software Publishing provides services such as parts procurement, parts warehousing, product assembly and supply chain services from two primary locations: Andover, Massachusetts, servicing North America; and Galway, Ireland, servicing Europe. Production services and supply chain logistics for Asia and the Pacific Rim are provided by ModusLink, Taipei. Any disruption in the operations of these suppliers, or any product shortages or quality assurance problems could increase the costs of manufacturing and distributing our products and could adversely impact our operating results. Moreover, although we believe there is significant competition in the manufacture of consumer software products, if these suppliers cease to perform or fail to perform as we expect, we could face potentially significant delays in engaging substitute suppliers and negotiating terms and conditions acceptable to us.

Our product prices may decline, which could harm our operating results.

The market for our software is intensely competitive. It is likely that prices for our OEM products, particularly in the DVD area, will decline due to competitive pricing pressures from other software providers, competition in the PC and CE industries and continuing concentration among OEM customers. In addition, we derive a substantial portion of our revenue from retail sales, which also are subject to significant competitive pricing pressures. We may also experience pricing pressures in other parts of our business. These trends could make it more difficult for us to increase or maintain our revenue and could adversely affect our operating results.

Revenues derived from our consumer DVD products have declined in recent years and will likely continue to decline.

We have experienced declines in consumer products revenue, and absent the introduction and market acceptance of new formats such as BD or new business and service models, we expect such declines to continue.

Qualifying and supporting our products on multiple computer platforms is time consuming and expensive.

We devote significant time and resources to qualify and support our software products on various computer platforms, including Microsoft and Apple operating systems. To the extent that any qualified and supported platform is modified or upgraded, or we need to qualify and support a new platform, we could be required to expend additional engineering time and resources, which could add significantly to our development expenses and adversely affect our operating results.

We may engage in future acquisitions that could dilute our existing shareholders’ ownership and harm our business, results of operations and financial condition.

As part of our efforts to enhance our existing products and services, introduce new products and services, grow our business and remain competitive, we intend to continue to pursue acquisitions of companies, products and technologies. We cannot assure you that we will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our current operations, or expand into new markets. In addition, the integration of a new business into our existing business is a complex, time-consuming and expensive process. If our management is unable to minimize the potential disruption to our business during the integration process, the anticipated benefits of an acquisition may not be realized. Realizing the benefits of an acquisition depends in part on integrating technology, operations and personnel while maintaining focus on existing business. We may encounter substantial difficulties, costs and delays in integrating various acquisitions. As a consequence, acquisitions by us could result in the following, any of which could seriously harm our results of operations, business, financial condition and/or the price of our stock:

•
potential conflicts between business cultures, and difficulties and delays in the assimilation and integration of operations, personnel, technologies, products, services, business relationships and information and other systems of the acquired businesses;

•	the diversion of management’s attention from normal daily operations of the business;

•	issuance of equity securities that would dilute our current shareholders’ percentages of ownership;

•	large one-time write-offs;

•	the incurrence of debt and contingent liabilities;

•	contractual and/or intellectual property disputes;

•	problems, defects or other issues related to any acquisition that become known to us only after the acquisition;

•	potential conflicts in distribution, marketing or other important relationships, or poor acceptance by our resellers;

•	difficulties caused by entering geographic and business markets in which we have no or only limited prior experience;

•	failure of acquired products and/or services to attract consumers and other end users;

•	potential loss of key employees of acquired businesses and disruptions among employees that may erode employee morale;

•	inability to implement uniform standards, controls, policies and procedures;

•	the failure to achieve anticipated levels of revenue, profitability or productivity; and

•	poor acceptance of our business model and strategies.

Our failure to manage our global operations effectively may adversely affect our business and operating results.

As of September 30, 2009, we had four major locations (defined as a location with more than 15 employees) and employed approximately 264 employees outside the United States. Our management team faces challenges inherent in efficiently managing employees over large geographic distances, including the need to implement appropriate systems, controls, policies, benefits and compliance programs. Our inability to successfully manage our global organization could have a material adverse effect on our business and results of operations and, as a result, on the market price of our common stock.

We are subject to risks associated with our international operations.

Revenue derived from international customers accounted for approximately 28%, 18%, 22%, and 21% of our net revenues in fiscal years 2009, 2008 and 2007 and the six months ended September 30, 2009, respectively. We expect that international sales will continue to account for a significant portion of our net revenues for the foreseeable future. As a result, the occurrence of adverse international political, economic or geographic events could result in significant revenue shortfalls, which could harm our business, financial condition and results of operations.

Our international operations expose us to additional risks, including, but not limited to:

•	import and export restrictions and duties, including tariffs, quotas, and other barriers;

•	delays resulting from difficulty in obtaining export licenses for certain technology, foreign regulatory requirements, such as safety or radio frequency emissions regulations;

•	liquidity problems in various foreign markets;

•	uncertainties and liabilities associated with foreign tax laws;

•	burdens of complying with a variety of foreign laws, including more stringent internet access, content controls and consumer and data protection laws;

•	unexpected changes in, or impositions of, foreign legislative or regulatory requirements;

•	difficulties in coordinating the activities of our geographically dispersed and culturally diverse operations;

•	difficulties in staffing, managing, and operating our international operations;

•	potential loss of proprietary information due to misappropriation or laws that may be less protective of our intellectual property rights than U.S. law;

•	political and economic instability;

•	changes in diplomatic and trade relationships; and

•	other factors beyond our control including terrorism, war, natural disasters and diseases, particularly in areas in which we have facilities.

Certain political, economic and social considerations relating to China could adversely affect us.

In addition to other risks associated with our global business, we face risks due to the substantial operations we conduct in China, which could be adversely affected by political, economic and social uncertainties in China. We have approximately 198 of our employees in China carrying out research and development. The economic reforms in China in recent years are regarded by China’s central government as a way to introduce economic market forces into China. However, given the desire of the central government leadership to maintain stability in China amid rapid social and economic changes, economic market reforms of recent years could be slowed, or even reversed. In addition, many of the laws and regulations impacting us in China are relatively new, the Chinese legal system is still evolving, the interpretation of laws and regulations is not always uniform and enforcement of these laws and regulations involve uncertainties, all of which may limit the remedies available in the event of any claims or disputes with third parties.

With the growth in Internet software sales, we expect to face increasing competition from smaller software providers.

The increasing popularity of the Internet is enabling smaller software providers to distribute products with minimal upfront costs or resources. In the past, a substantial barrier to entry into the packaged software market for small-scale providers has been the need to manufacture, package and distribute software through a retail or commercial distribution chain. To the extent consumers increasingly purchase software over the Internet, we expect to face increased competition from small software development companies and programmers worldwide. New entrants that have business models focused on Internet distribution may have more favorable cost structures than the companies that employ a multi-channel distribution network, which could give those competitors cost savings, pricing and profitability advantages.

We have had limited experience with online premium content services, and cannot assure you when or if our new CinemaNow service will have a positive impact on our profitability.

During fiscal year 2009, we acquired substantially all of the assets of CinemaNow, Inc., an online movie download and streaming business. There is no assurance that consumers will widely adopt our online movie service offerings or that they will become profitable. We have invested, and will continue to invest, significant time and money in building the premium content business, and our success could be jeopardized by difficulties in implementing and maintaining premium content information technology systems and infrastructure and/or by increased operating expenses and capital expenditures required to in connection with online premium content offerings. Because we have limited experience with online premium content offerings, we cannot assure you that we will be successful or profitable.

We depend on studios to license content to us for our CinemaNow service.

Our ability to provide our CinemaNow service depends on studios licensing content for Internet delivery. The studios have great discretion in whether to license their content, and the license periods and the terms and conditions of such licenses vary by studio. If the studios change their terms and conditions, are no longer willing or able to provide us licenses, or if we are otherwise unable to obtain premium content on terms that are acceptable, the ability to provide the CinemaNow service to our customers will be adversely affected, which could adversely affect our business and operating results.

We rely on a number of third parties to deliver our CinemaNow service.

Our CinemaNow service is embedded in various PC and CE platforms and devices manufactured by our OEMs, which are then distributed through various retail channels. If we are not successful in creating additional appropriate OEM and distribution relationships with third parties, or if we encounter technological, content licensing or other impediments, our ability to grow our CinemaNow service could be adversely impacted, which could adversely affect our business and operating results.

If our customers select titles or formats that are more expensive for us to acquire and deliver more frequently, our expenses may increase.

Certain titles cost us more to acquire or result in greater revenue sharing expenses. If customers select these titles more often on a proportional basis compared to all titles selected, our costs and margins could be adversely affected. In addition, films released in high-definition formats such as BD may be more expensive for us to acquire and deliver, and if customers select these formats on a proportional basis more often than the existing standard definition formats, our costs and margins could be adversely affected.

We could be liable for substantial damages if there is unauthorized duplication of the content we sell.

We believe that we are able to license premium content through our CinemaNow service in part because the service has been designed to reduce the risk of unauthorized duplication and playback of this content. If these security measures fail, studios and other content providers may terminate their agreements with us and, in addition, we could be liable for substantial damages. Security breaches might also discourage other content providers from entering into agreements with us. We may be required to expend substantial money and other resources to protect against the threat of security breaches or to alleviate problems caused by security breaches.

Our executive officers and other key personnel are critical to our business, and because there is significant competition for personnel in our industry, we may not be able to attract and retain qualified personnel.

Our success depends on the continued contributions of our executive management team, our technical, marketing, sales, customer support and product development personnel. The loss of key individuals or significant numbers of such personnel could significantly harm our business, financial condition and results of operations. We do not have any life insurance or other insurance covering the loss of any of our key employees.

Some of our competitors possess greater technological and financial resources, may produce better or more cost-effective products or services and may be more effective than us, in marketing and promoting their products and services.

There is a substantial risk that competing companies will produce better or more cost-effective products or services, or will be better equipped than us, to promote products or services in the marketplace. A number of companies offer products and services that compete with our products, either directly or indirectly. Many of these companies have greater financial and technological resources than us.

Undetected errors found in our products and services may result in loss of or delay in market acceptance, which could seriously harm our reputation and business.

Our products and services may contain undetected errors, especially when first introduced or as new versions are released, and we may need to modify significantly our products or services to correct these errors. Failure to achieve acceptance could result in a delay in, or inability to, receive payment. Our products and services may not be free from errors or defects after commercial shipments have begun or services rendered, which could result in the rejection of our products and damage to our reputation, as well as lost revenues, diverted development resources, increased service and warranty costs and related litigation expenses and potential liability to third parties, any of which could harm our business.

We are vulnerable to earthquakes, labor issues and other unexpected events.

Our corporate headquarters, as well as the majority of our research and development activities, are located in California and China, both of which are areas known for seismic activity. An earthquake or other disaster could result in an interruption in our business. Our business also may be impacted by labor issues related to our operations and/or those of our suppliers, distributors or customers. Such an interruption could harm our operating results. We are not likely to have sufficient insurance to compensate adequately for losses that we may sustain as a result of any natural disasters or other unexpected events.

If we fail to protect our intellectual property rights we may not be able to market our products and services successfully.

Unlicensed copying and use of our intellectual property or illegal infringements of our intellectual property rights represent losses of revenue to us. Our products and services are based in large part on proprietary technology, which we have sought to protect with patents, trademarks, copyrights and trade secrets. Effective patent, trademark, copyright and trade secret protection may not be available in every country in which our products and services may be manufactured, marketed, distributed, sold or used. Moreover, despite our efforts, these measures only provide limited protection. Third parties may try to copy or reverse engineer portions of our products or services or otherwise obtain and use our intellectual property without authorization. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not develop independently similar technology, duplicate our products or services or design around any of our patents or other intellectual property rights.

We may become involved in costly and time-consuming intellectual property litigation.

Third parties could claim that our products or services infringe their patents, trademarks or other intellectual property rights. As new standards and technologies evolve, we believe that we may face an increasing number of third party claims relating to patent infringements and potential patent infringements over time. Intellectual property litigation can be time consuming and costly, may divert management resources and could result in the invalidation or impairment of our intellectual property rights. If such litigation resulted in an unfavorable outcome for us, we could be subject to substantial damage claims and/or be required to cease production of infringing products, terminate our use of the infringing technology, develop non-infringing technology and/or obtain a license agreement to continue using the technology at issue. Such license agreements might not be available to us on acceptable terms, resulting in serious harm to our business. Our use of technology asserted to be infringing could result in liability that could adversely affect our ability to continue our operations as currently structured.

We may be liable to some of our customers for damages that they incur in connection with intellectual property claims.

Although we attempt to limit our exposure to liability arising from infringement of third-party intellectual property rights in our license agreements with customers, we do not always succeed in obtaining the limitations we seek. If we are required to pay damages to or incur liability on behalf of our customers, our business could be harmed. Moreover, even if a particular claim falls outside of our indemnity or warranty obligations to our customers, our customers may be entitled to additional contractual remedies against us, which could harm our business. Furthermore, even if we were not liable to our customers, our customers may stop buying our products or attempt to pass on to us the cost of any license fees or damages owed to third parties by reducing the amounts they pay for our products. Any of these results could harm our business.

We may incur losses associated with currency fluctuations and may not effectively reduce our exposure.

Our operating results are subject to volatility resulting from fluctuations in foreign currency exchange rates, including:

•	currency movements in which the U.S. dollar becomes stronger with respect to foreign currencies, thereby reducing relative demand for our products and services outside the United States; and

•
currency movements in which a foreign currency in which we have incurred expenses becomes stronger in relation to the U.S. dollar, thereby raising our expenses for the same level of operating activity.

Risks Relating to the Offering

Our stock price has been volatile, is likely to continue to be volatile, and could decline substantially.

The price of our common stock has been and is likely to continue to be highly volatile. The price of our common stock could fluctuate significantly for any of the following reasons, among others:

•	fluctuations in the U.S. or world economy or general market conditions, as well as those specific to specific to the PC, CE and related industries;

•	future announcements concerning us or our competitors;

•
earnings announcements, quarterly variations in operating results, including variations due to one-time payments and other non-recurring revenues that may result from certain customer relationships, as well as variations due to the timing of revenue recognition, including deferrals of revenue;

•	charges, amortization and other financial effects relating to any future acquisitions or divestitures;

•
introduction of new products or services or changes in product or service pricing policies by us or our competitors, or the entry of new competitors into the markets for digital media software or the digital distribution of premium content;

•	acquisition or loss of significant customers, distributors or suppliers;

•	changes in earnings estimates by us or by independent analysts who cover us;

•	delay in delivery to market or acceptance of new products and services;

•	disclosure of material weaknesses in our internal control over financial reporting or our disclosure controls and procedures or of other corporate governance issues; and/or

•	costs of litigation and intellectual property claims.

In addition, stock markets in general, and those for technology stocks in particular, have experienced extreme price and volume fluctuations in recent years, which frequently have been unrelated to the operating performance of the affected companies. These broad market fluctuations may impact adversely the market price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting” below, we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options, or warrants to purchase our common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

You may not receive dividends on the common stock.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our board of directors deems relevant.

Anti-takeover provisions could adversely affect our shareholders.

Provisions of the California Corporations Code and our restated articles of incorporation and amended and restated bylaws may delay, defer or prevent a change of control of our company. These provisions include:

•	the ability of our board of directors to designate the terms of and issue new series of preferred stock without shareholder approval; and

•
shareholders must give written notice delivered to us no less than 120 days before the one-year anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting to nominate a candidate for director or present a proposal to our shareholders at a meeting.

•
Under the California Corporations Code, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of a California corporation. Our restated articles of incorporation and bylaws follow the statutory provision.

These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders. See “Description of Capital Stock—Anti-Takeover Provisions” in the accompanying prospectus.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering for general corporate purposes, including to fund our research and development activities, expand manufacturing and customer service for existing products and services, make acquisitions and continue development of additional products and services, as well as for other working capital and general corporate purposes. However, in general, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

USE OF PROCEEDS

We estimate that our net proceeds from the sale by us of shares of our common stock will be approximately $27,174,500 (or approximately $31,299,425 if the underwriters exercise their overallotment option in full), after deducting the underwriting discount and estimated offering expenses.

We expect to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include:

•	funding our research and development activities,

•	expanding manufacturing and customer service for existing products and services,

•	continuing development of additional products and services,

•	acquiring assets or businesses, and

•	other working capital and general corporate purposes.

We currently have no commitments or agreements to make any acquisitions or investments. Within the parameters set by our investment policy, we will retain broad discretion in allocating the net proceeds of this offering. Pending these uses, we expect to invest the net proceeds in interest-bearing bank accounts or short-term, investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2009. The “Actual” column gives our capitalization on September 30, 2009 on an actual basis without giving effect to this offering or any other transactions. The “As Adjusted” column gives pro forma effect to:

•	the sale of 3,000,000 shares of common stock by us in this offering at the public offering price of $9.70 per share;

•	the estimated proceeds from the offering of $27,174,500, net of our estimated offering expenses and underwriting discounts; and

•	our anticipated use of the proceeds from this offering.

This table should be read in conjunction with the consolidated financial statements and the accompanying notes and other financial data thereto incorporated by reference in this prospectus supplement.

	As of September 30, 2009 (unaudited)
($ in thousands)	Actual	As Adjusted

Cash and cash equivalents	$21,745	$48,920

Current liabilities:
Accounts payable	$4,872	$4,872
Accrued expenses and other current liabilities	26,154	26,154
Deferred revenue	6,034	6,034
Capital leases	129	129
Total current liabilities	37,189	37,189
Other long term liabilities, net of current portion	777	777
Deferred revenue, net of current portion	137	137
Capital leases, net of current portion	97	97
Total liabilities	38,200	38,200
Shareholders' equity:
Convertible preferred stock, no par value, 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2009	-	-
Common stock, no par value, 100,000,000 shares authorized; 26,743,539, actual, and 29,743,539 shares, as adjusted, issued and outstanding	164,535	197,710
Accumulated deficit	(137,114)	(137,114)
Accumulated other comprehensive loss	(1,436)	(1,436)
Total shareholders' equity	25,985	53,160
Total liabilities and shareholders' equity	$64,185	91,360

The number of shares of common stock to be outstanding immediately after this offering is based on 26,743,539 shares outstanding as of September 30, 2009. Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement excludes:

•	450,000 shares of our common stock issuable pursuant to the underwriters’ option to purchase additional shares;

•	668,711 shares of our common stock issuable upon exercise of a warrant issued on October 29, 2009;

•	5,427,943 shares of our common stock issuable upon the exercise of stock options and restricted stock units outstanding under our equity compensation plans as of September 30, 2009; and

•	3,500,652 shares of our common stock issuable upon the exercise of stock options and restricted stock units available to be granted under our equity compensation plans as of September 30, 2009.

The number of shares outstanding also does not take into account issuances of shares upon exercise of outstanding options or grants of stock options or restricted stock units after September 30, 2009.

UNDERWRITING

The underwriters named below, for which William Blair & Company, L.L.C. is acting as sole book-running manager, have severally agreed, subject to the terms and conditions set forth in the underwriting agreement by and among the underwriters and us, to purchase from us, the respective number of shares of common stock set forth opposite each underwriter’s name in the table below.

Underwriters	Number of Shares
William Blair & Company, L.L.C.	2,700,000
Canaccord Adams Inc.	300,000
Total	3,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered by this prospectus supplement are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus, other than those covered by the over-allotment option described below, if any of these shares are purchased.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 450,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to customary conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by the prospectus supplement. We will be obligated, pursuant to this option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Commissions and Discounts

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.29350 per share under the public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $0.10 per share under the public offering price. If all the shares are not sold at the public offering price, the sole book-running manager may change the offering price and the other selling terms.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters, assuming either no exercise or full exercise by the underwriters of their over-allotment option:

	No Exercise	Full exercise
Fees per Share	$0.5335	$0.5335
Total Fees	$1,600,500	$1,840,575

We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $325,000.

No Sales of Similar Securities

We and our directors and executive officers have entered into lock-up agreements. Under these agreements, we and each of our directors and executive officers have agreed not to, without the prior written consent of William Blair & Company, L.L.C., subject to certain limited exceptions, offer, sell, assign, pledge, contract to sell, grant any option to purchase or otherwise dispose of any shares of our common stock or securities convertible or exercisable or exchangeable for our common stock, enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part the economic risk of ownership of any shares of our common stock or engage in any short selling of any shares of our common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, William Blair & Company, L.L.C. may release all or some of the securities from these lock-up agreements.

The 90-day restricted period described above is subject to extension under limited circumstances. If (i) we issue an earnings release or material news or a material event relating to us occurs during the last 17 days of the 90-day restricted period, or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then, in each case, the restrictions imposed by the lock-up agreements will continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.

One of the limited exceptions to the lock-up agreements is sales pursuant to pre-existing plans that are intended to qualify for the safe harbor under Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934. We permit our directors, officers and certain employees to enter into such Rule 10b5-1 stock trading plans with respect to our common stock subject to our applicable guidelines and policies on insider trading. Robert J. Doris and Mary C. Sauer, two of our directors and co-founders, currently have a Rule 10b5-1 plan in effect.

The 90-day restricted period described above does not apply to the shares or options to buy shares of our common stock owned by Mr. Doris, Ms. Sauer or their family trust that are potentially eligible for sale under the Rule 10b5-1 plan described above. The number of shares that may be sold under this Rule 10b5-1 plan during the 90-day restricted period may vary based on the five-day average Volume Weighted Average Price (“5 day VWAP”) of shares our of common stock on any trading date, as well as a partially randomized selection of trading dates. In general, the higher the 5 day VWAP, the greater the number of shares that may be sold under this Rule 10b5-1 plan. As of December 15, 2009, the 5 day VWAP of shares of our common stock on the Nasdaq Global Select Market was $9.83. If the price of our shares remained at this level during the 90-day restricted period, then approximately 185,000 shares of our common stock would be sold under the Rule 10b5-1 plan during the restricted period (assuming the number of trading days expected to occur during the restricted period). If the price of our shares increased by 10% to $10.81 and remained at that level during the 90-day restricted period, then approximately 285,000 shares of our common stock would be sold under the Rule 10b5-1 plan during the restricted period. If the price of our shares decreased by 10% to $8.94 and remained at that level during the 90-day restricted period, then approximately 95,000 shares of our common stock would be sold under the Rule 10b5-1 plan during the restricted period. If the price of our shares declined to $8.00 and remained at that level during the 90-day restricted period, then no shares of our common stock would be sold under the Rule 10b5-1 plan during the restricted period. As of December 15, 2009, Mr. Doris and Ms. Sauer collectively owned approximately 2,504,535 shares of our common stock, or 9.4% of our outstanding common stock prior to the completion of this offering.

In addition, our directors and officers will be permitted to entered into Rule 10b5-1 plans during the 90-day restricted period, but no sales of shares of our common stock will be permitted pursuant to such Rule 10b5-1 plans, if any, during the 90-day restricted period.

Indemnification and Contribution

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Nasdaq Global Select Market Quotation

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “SNIC.”

Short Sales, Stabilizing Transactions, Penalty Bids and Passive Market-Making

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the sole book-running manager has repurchased shares of our common stock sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. In addition, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. If any of these activities are commenced, they may be discontinued by the underwriters at any time.

In addition, in connection with this offering the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued by the underwriters at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement electronically. In addition, a prospectus supplement in electronic format may be made available on Internet websites maintained by one or more of the underwriters of this offering. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of the prospectus supplement or the registration statement of which the prospectus supplement forms a part.

Affiliations

From time to time, the underwriters and/or their affiliates have directly and indirectly engaged, or may engage, in various financial advisory and investment banking services for us and our affiliates, for which they received, or may receive, customary compensation, fees and expense reimbursement.

LEGAL MATTERS

The validity of the common stock will be passed upon for us by Morrison & Foerster LLP, New York, New York. Winston & Strawn LLP, Chicago, Illinois, will pass upon certain matters for the underwriters.

EXPERTS

BDO Seidman, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on BDO Seidman, LLP’s report, given on their authority as experts in accounting and auditing.

We have engaged Armanino McKenna LLP, independent registered public accounting firm, as the auditors of our consolidated financial statements for the fiscal year ending March 31, 2010.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-161815) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 000-23190.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 1, 2009;

•	our Proxy Statement for the 2009 Annual Meeting of Shareholders, filed on October 1, 2009;

•	our Supplement to Proxy Statement for the 2009 Annual Meeting of Shareholders, filed on October 7, 2009;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2009, filed on August 5, 2009 and September 30, 2009, filed on November 6, 2009;

•	our Current Reports on Form 8-K filed on June 4, 2009 (Item 8.01 information only), September 30, 2009, and November 3, 2009; and

•	the description of our common stock included in our Form 8-A filed on January 10, 1994, including any amendments or reports filed for the purpose of updating the description.

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Sonic Solutions, Wil Lindgren, SEC Reporting Manager, 7250 Redwood Blvd., Suite 300 Novato, CA 94945, telephone (415) 893-8000. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

PROSPECTUS

Sonic Solutions

$50,000,000

Common Stock, Preferred Stock and Warrants

We may from time to time offer, in one or more series, individually or in units, the following:

•	our common stock;

•	our preferred stock in one or more series; and

•	warrants to purchase our common stock or preferred stock.

We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $50,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale.  We may also authorize one or more free writing prospectuses to be provided in connection with an offering of securities through this prospectus.

We may offer and sell these securities through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.  The price to the public of those securities and the net proceeds that we expect to receive from the sale will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the Nasdaq Global Select Market, under the symbol “SNIC.”  On October 14, 2009, the last quoted sale price of our common stock was $5.80 per share.  The applicable prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 15, 2009

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer.  This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.  The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering.  The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference.  You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.  You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable.  We have not authorized anyone to provide you with different information.

References to “we,” “us” or “our” refer to Sonic Solutions and its direct or indirect owned subsidiaries, unless the context otherwise requires.  The term “you” refers to a prospective investor.  References to “FY” or “fiscal year” refer to our fiscal year ending on March 31 of the designated year.  For example, “FY 2009” and “fiscal year 2009” each refer to the fiscal year ending March 31, 2009.  Other references to “years” mean calendar years.  This prospectus and the documents that we have incorporated by reference in this prospectus include references to certain of our trademarks and registered trademarks.  Products or service names of other companies mentioned in this prospectus or the documents that we have incorporated by reference may be trademarks or registered trademarks of their respective owners.

THE COMPANY

Sonic Solutions is a leading developer of products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms.  Our products and services offer innovative technologies to consumers, original equipment manufacturers (“OEMs”), enterprises, high-end professional DVD authoring experts and developers.  We distribute our products and services through retailers and distributors, personal computer (“PC”) and consumer electronics (“CE”) OEMs, Internet websites including www.roxio.com, and other channels.  We also license core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services.  Our software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.

Our products and services are used to accomplish a wide variety of tasks, including creating and distributing digital audio and video content in a variety of formats; renting, purchasing and enjoying Hollywood movies and other premium content; producing digital media photo and video shows for sharing online and via television, PCs and CE devices; recording and playback of digital content on DVD, Blu-ray Disc (“BD”), other storage media and portable devices; managing digital media on PCs and CE devices; and backing up and preserving digital information, both to local storage devices and on the Internet.

During fiscal 2009, we completed two asset acquisitions qualifying as business combinations: Simple Star, Inc. and CinemaNow, Inc.  Also during fiscal 2009, we initiated restructuring plans to reorganize operations, optimize our engineering and development efforts, reduce workforce, consolidate divisions into a single reporting segment, unify our OEM licensing efforts, and eliminate organizational redundancies.

We were incorporated in California in March 1986. Our principal executive offices are located at 101 Rowland Way, Suite 110, Novato, California 94945, and our telephone number is (415) 893-8000.  Our corporate website address is www.sonic.com.  We do not incorporate the information on, or accessible through, our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

RISK FACTORS

Investing in our securities involve a high degree of risk.  You should carefully consider the specific risks set forth in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, before making an investment decision.  For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face.  Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business.  If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the trading price of securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act.  In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements that we make in this prospectus and in the documents incorporated by reference in the prospectus include, but are not limited to, statements regarding:

•	the market for our products;

•	macroeconomic conditions;

•	consumer and business spending;

•	estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

•	our competitive position;

•	continued popularity of the DVD format;

•	growing popularity of the BD format;

•	the market for digital distribution of premium content;

•	the impact of restructuring plans;

•	our liquidity and capital needs;

•	our gross margins;

•	our operating expenses;

•	our significant customers, major distributors and key suppliers;

•	our content licensing;

•	the impact of our pricing strategies;

•	our acquisitions and integration of related assets, business, personnel and systems;

•	our international operations;

•	litigation or patent prosecution; intellectual property claims; and

•	changes in effective tax rates.

Although these forward-looking statements reflect the good faith judgment of management based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  These risks, uncertainties and other factors may include, but are not limited to the matters described in the section “Risk Factors” above.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information.  The risk factors identified above and others not yet known may cause our actual results to differ materially from any forward-looking statement.  You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the relevant document incorporated by reference into this prospectus.  We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this prospectus, or the date of the applicable document, other than as may be required by applicable law or regulation.  You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC, and that are incorporated by reference into this prospectus, which advise interested parties of the risks and other factors that may affect our business, financial condition, results of operation and cash flows.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of a sale of securities by us for one or more of the following:

•	fund our research and development activities,

•	expand manufacturing and customer service for existing products and services,

•	continue development of additional products and services, and

•	other working capital and general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in businesses, products, services and technologies that are complementary to our own although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending these uses, we expect to invest the net proceed in short-term, investment-grade securities.

FINANCIAL RATIOS

If we offer preferred stock, we will set forth in the applicable prospectus supplement our historical ratio of combined fixed charges and preference dividends for the required periods.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in the net tangible book value per share attributable to the cash payments made by investors in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by the investors.

SECURITIES WE MAY OFFER

Types of Securities

The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000. The securities we may offer from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series; and

•	warrants entitling the holders to purchase common stock or preferred stock.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future.  In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities that we propose to sell;

•	initial public offering price of the securities;

•	rates and times of payment of dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are a California corporation.  The rights of our shareholders are governed by the California Corporations Code, our restated articles of incorporation and our amended and restated bylaws.  The following summary of the material terms, rights and preferences of our capital stock is not complete and is qualified entirely by reference to our restated articles of incorporation, amended and restated bylaws and the California Corporations Code.  You should read our restated articles of incorporation, which we may refer to as our charter, and our amended and restated bylaws, for more complete information before you purchase any of our securities.  You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in order to more fully understand the terms of these securities.

Common Stock

General.  Our charter provides that we may issue up to 100,000,000 shares of common stock, no par value.  As of June 30, 2009, 26,628,494 shares of common stock were issued and outstanding.  Our common stock trades on the Nasdaq Global Select Market, under the symbol “SNIC.”

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors out of legally available funds, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  Our outstanding shares of common stock are validly issued, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend Policy.  We have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our Board of Directors deems relevant.

Transfer Agent and Registrar.  The transfer agent and registrar of our common stock is Mellon Investor Services LLC.  Its address is P.O. Box 3315, South Hackensack, New Jersey 07606 or 480 Washington Boulevard, Jersey City, New Jersey 07310-1990, and its telephone number is (800) 522-6645.

Preferred Stock

Under the terms of our restated articles of incorporation, our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board of Directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.  To date, our Board of Directors has not designated any shares of the preferred stock.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.  As of June 30, 2009, there were no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Terms.  You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting right and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any securities exchange;

•
terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•
terms and conditions upon which shares will be exchangeable into any securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•
any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

Our Board of Directors will fix the rights, preferences, privileges, qualifications and restrictions of any series of preferred stock we issue under this prospectus and applicable prospectus supplement in the certificate of designation relating to that series.  We will file the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.  The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail.  You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking.  Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term "equity securities" does not include convertible debt securities.

Dividends.  Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive dividends, when and as authorized by our Board of Directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption.  If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference.  In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends.  If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Conversion Rights.  The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock.  These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Voting Rights.  Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Transfer Agent and Registrar.  We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Stock Options and Restricted Stock Units

As of June 30, 2009, there were 8,942,948 shares of common stock reserved for issuance under our equity compensation plans.  Of this number, 5,447,119 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our stock option plans and 3,495,829 were reserved for issuance upon exercise of options that may be granted in the future under our stock option plans. In addition, as of June 30, 2009, 108,192 restricted stock units were outstanding, of which 104,459 were vested and expected to vest.

Anti-Takeover Provisions

Provisions of the California Corporations Code and our restated articles of incorporation and amended and restated bylaws may delay, defer or prevent a change of control of our company.

California Corporations Code

Under the California Corporations Code, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of a California corporation.  The articles or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions.  Our restated articles of incorporation and amended and restated bylaws follow the statutory rule, requiring majority approval of a business combination.  The California Corporations Code also provides certain restrictions on business combinations involving interested parties.

Articles of Incorporation and Bylaws

Our Board of Directors is currently authorized to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights of those shares without any further vote or action by our shareholders.  The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future.  The issuance of preferred stock may delay, defer or prevent a change in control.  The terms of the preferred stock that might be issued could potentially make more difficult or expensive our consummation of any merger, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction.  In addition, the issuance of preferred stock could have a dilutive effect on our shareholders.

Further, our shareholders must give written notice delivered to us no less than 120 days before the one-year anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting to nominate a candidate for director or present a proposal to our shareholders at a meeting.  These notice requirements could inhibit a takeover by delaying shareholder action.

The above provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by it and to discourage certain types of transactions that may involve an actual or threatened change in control of our company.  The above provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights.  However, these provisions could have the effect of discouraging others from making tender offers of our shares and also may have the effect of preventing changes in our company or management.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus).  Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities.  Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement.  A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.  Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except as set forth in the applicable prospectus supplement or free writing prospectus.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the State of New York.  We will evidence each series of warrants by warrant certificates that we will issue.  We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.  The description of warrants in any prospectus supplement will not necessarily describe all of the terms of the warrants in detail.  You should read the applicable warrant agreements and warrant certificates for a complete description of all of the terms.

DESCRIPTION OF UNITS

We may issue units, in one or more series, consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination.  If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus).  Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement.  A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered.  The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail.  You should read the applicable unit agreements for a complete description of all of the terms.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any third parties employed by us, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the legal holders, and not the direct holders, of the securities.  Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any third parties employed by us have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any third parties employed by us supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any third party employed by us that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any third parties employed by us, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more investors.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters or placement agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchange or market on which the securities may be listed or quoted.

Any initial public offering price and any discounts or concessions allowed or reallowed to be paid to dealers may be changed from time to time.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.  If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time.  Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market.  No assurance can be given as to the liquidity of the trading market for any of our securities.  Any underwriter may make a market in these securities.  However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Stock Market, Inc. may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on The Nasdaq Stock Market, Inc. in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Sonic Solutions as of March 31, 2009 and for each of the three years in the period ended March 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2009, incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference,  given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.

Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC's website at http://www.sec.gov.  You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for information on the operating rules and procedures for the public reference room.

This prospectus does not contain all of the information included in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.  Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”  The following documents filed with the SEC (other than Current Reports furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10−K for the year ended March 31, 2009, which was filed on June 1, 2009;

•	our Current Reports on Form 8-K filed on June 4, 2009, August 6, 2009 and September 30, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, which was filed on August 5, 2009;

•	our Proxy Statement for the 2009 Annual Meeting of Shareholders, which was filed on October 1, 2009;

•	our Supplement to Proxy Statement for the 2009 Annual Meeting of Shareholders, which was filed on October 7, 2009; and

•	the description of our common stock included in our Form 8-A filed with the SEC on January 10, 1994, including any amendments or reports filed for the purpose of updating the description.

Copies of these filings are available at no cost on our website, www.sonic.com.  In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us.  Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them.  You may also request copies of any exhibits to the registration statement.  Please direct your request to:

Wil Lindgren
SEC Reporting Manager
Sonic Solutions
101 Rowland Way, Suite110, Novato, California 94945
(415) 893-8000

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference.  We have not authorized anyone else to provide you with different information.  We are not offering these securities in any state where the offer is prohibited by law.  You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

3,000,000 Shares

Sonic Solutions

Common Stock

Prospectus Supplement

December 16, 2009

William Blair & Company

Canaccord Adams